                                                                  EXHIBIT 3.2(b)

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                               INDIAN OIL COMPANY

                                   ARTICLE I.

                                    Offices
                                    -------

     Section 1.1    Registered Office.  The registered office of Indian Oil
                    -----------------
Company (hereinafter referred to as the "Corporation") shall be located 1600 Bank of Oklahoma Plaza, 201 Robert S. Kerr, Oklahoma City, Oklahoma.

     Section 1.2    Offices.  The Corporation may establish or discontinue, from
                    -------
time to time, such other offices and places of business within or without the State of Oklahoma as the Board of Directors deems proper for the conduct of the Corporation's business.

                                  ARTICLE II.

                            Meetings of Shareholders
                            ------------------------

     Section 2.1    Annual Meeting.  An annual meeting of shareholders for the
                    --------------
purpose of electing directors and transacting such other business as may come before it shall be held at such place, within or without the State of Oklahoma, on such date and at such time as shall be designated by the Board of Directors or the President.

     Section 2.2    Special Meetings.  Special meetings of the shareholders,
                    ----------------
unless otherwise prescribed by statute, may be called by the Board of Directors or by the President. Business transacted at any special meeting of the shareholders shall be limited to the purposes stated in the notice, but if no purposes are stated, then any business may be transacted which lawfully comes before the meeting.

     Section 2.3    Notice of Meetings.  Written notice of each meeting of
                    ------------------
shareholders shall be given to each shareholder of record entitled to vote at the meeting at the shareholder's address as it appears on the stock books of the Corporation. The notice shall state the time and the place of the meeting and shall be delivered or mailed not less than ten (10) nor more than sixty (60) days before the day of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United

States mail, postage prepaid, directed to the shareholder at his address as it appears on the stock books of the Corporation. In the case of a special meeting, the notice may but need not state the purpose or purposes for which the meeting is being called. Whenever notice is required to be given hereunder, a written waiver of notice signed by the shareholder entitled to notice, whether before or after the time stated in the notice, shall be deemed equivalent to notice. Also, attendance of a person at a meeting shall constitute a waiver of notice of such meeting except when a person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 2.4    Quorum and Adjournment.  The presence, in person or by
                    ----------------------
proxy, of the holders of a majority of the shares of stock entitled to vote on every matter that is to be voted on without regard to class or series shall constitute a quorum at all meetings of the shareholders. In the absence of a quorum, the holders of a majority of such shares of stock present in person or by proxy may adjourn such meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall attend. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at the meeting as originally called, but only those shareholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment thereof.

     Section 2.5    Officers at Shareholders' Meetings.  The Chairman of the
                    ----------------------------------
Board of Directors shall preside at all meetings of shareholders. In his absence, the chairman shall be elected as the first order of business by a majority of the shares of capital stock in attendance at the meeting.

     Section 2.6    List of Shareholders Entitled to Vote.  At least ten (10)
                    -------------------------------------
days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered in the name of each shareholder, shall be prepared by or for the Secretary and shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. Such list shall be available for inspection at the meeting.

     Section 2.7    Fixing Date for Shareholders of Record.  In order that the
                    --------------------------------------
Corporation may identify the shareholders entitled to notice of or to vote at any meeting of shareholders or any

                                       2
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adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be less than ten (10) days nor more than sixty (60) days before the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice of the meeting is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining shareholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the day on which the first written consent is given. The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     Section 2.8    Voting and Proxies.  Subject to the provisions for fixing
                    ------------------
the date for shareholders of record:

          (a) Each shareholder shall at every meeting of the shareholders be entitled to one vote for each share of capital stock having voting rights held by that shareholder as to the matter being voted upon.

          (b) Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for that shareholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy expressly provides for a longer period.

          (c) Each matter properly presented to any meeting shall be decided by a majority of the votes present and entitled to vote on the matter.

     Section 2.9    Voting Procedures.  When any matter is submitted to a vote
                    -----------------
of the shareholders, the chairman shall decide upon the qualifications of voters, have the votes counted and declare the results. The chairman shall decide whether voting is to be conducted by written ballot, a show of hands, or voice vote.

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     Section 2.10   Consent of Shareholders in Lieu of Meeting. Any action that
                    ------------------------------------------
may be taken at any annual or special meeting of shareholders may be taken without a meeting, without a prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of such action without a meeting by less than unanimous written consent shall be given to each shareholder who did not consent thereto in writing. Any such notice shall have been given promptly if such notice is delivered or mailed within ten (10) days of the taking of such action to each such shareholder in the manner provided in
Section 2.3.


                                  ARTICLE III.

                                   Directors
                                   ---------


     Section 3.1    Number and Term of Office.  The business and affairs of the
                    -------------------------
Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the shareholders or the Board of Directors and shall consist of not more than six (6) members. Directors shall be elected at the annual meeting of shareholders to hold office until the next annual meeting of shareholders or until their respective successors are elected and have qualified. Directors may be designated as "advisory directors" rather than regular voting directors by the shareholders at any annual or special meeting of shareholders. In addition, the Board of Directors may change the status of a director from an advisory director to a voting director or from a voting director to an advisory director. The Board of Directors shall from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but not be limited to, a prerequisite stock ownership in the Corporation.

     Section 3.2    Place of Meetings.  Meetings of the Board of Directors may
                    -----------------
be held at any place, within or without the State of Oklahoma, from time to time as designated by the Chairman of the Board or by the body or person calling such meeting.

     Section 3.3    Annual Meetings.  The newly elected Board of Directors shall
                    ---------------
meet as soon as practicable without further notice after each annual meeting of shareholders at the place at which such meeting of shareholders took place, provided a majority of the whole Board of Directors is present. If such a majority is not present, such meeting may be held at any other

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time or place which may be specified in a notice given in the manner provided for special meetings of the Board of Directors or in a waiver of notice thereof.

     Section 3.4    Regular Meetings.  Regular meetings of the Board of
                    ----------------
Directors shall be held at such times as may be determined by the Board of Directors. No notice shall be required for any regular meeting.

     Section 3.5    Special Meetings.  Special meetings of the Board of
                    ----------------
Directors shall be called by the Chairman of the Board or the President. Notice of any special meeting shall be mailed to each director at that director's residence or usual place of business not later than three (3) days before the day on which the meeting is to be held, or shall be given to that director by telegraph, by overnight express mail service, personally, or by telephone, not later than twenty-four (24) hours before the time of such meeting. Notice of any meeting of the Board of Directors need not be given to any director if that director signs a written waiver thereof either before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     Section 3.6    Action Without Meeting.  Any action required or permitted to
                    ----------------------
be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors or of such committee.

     Section 3.7    Presiding Officer and Secretary at Meetings. Each meeting of
                    -------------------------------------------
the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, and if neither is present, then by such member of the Board of Directors as shall be chosen at the meeting.

     Section 3.8    Quorum.  A majority of the total number of directors (other
                    ------
than advisory directors) shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present (or if only one be present, then that one) may adjourn the meeting, without notice other than announcement at the meeting, until such time as a quorum is present. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     Section 3.9    Meeting by Telephone.  Members of the Board of Directors or
                    --------------------
of any committee thereof may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     Section 3.10   Compensation.  Directors shall receive such fees and expense
                    ------------
reimbursements for their services as directors or as members of committees as set by the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     Section 3.11   Resignations.  Any director, member of a committee or other
                    ------------
officer may resign at any time by giving written notice thereof to the Chairman of the Board or the President. Such resignation shall be effective at the time of its receipt, unless a date certain is specified for it to take effect. Acceptance of any resignation shall not be necessary to make it effective.

     Section 3.12   Removal of Directors.  Except as otherwise required by law,
                    --------------------
any director may be removed for cause by a majority of the other directors. Any director may be removed with or without cause, at any time by the shareholders.

     Section 3.13   Filling of Vacancies.  In case of any increase in the number
                    --------------------
of directors or any vacancy created by death, removal, or resignation, the newly created directorships may be filled, or as the case may be, the vacancy or vacancies may be filled, either (a) by the Board of Directors, or (b) by the shareholders. Any director or directors so chosen shall hold office until the next annual meeting of shareholders or until his or their successors are elected.


                                  ARTICLE IV.

                                   Committees
                                   ----------

     The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more committees, each such committee to consist of one or more directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in such resolution or resolutions, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have such power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the shareholders the sale, lease, or exchange of all or substantially all of the Corporation's property and assets, recommending to the shareholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger.


                                   ARTICLE V.

                                  The Officers
                                  ------------

     Section 5.1    Designation.  The Corporation shall have such officers with
                    -----------
such titles and duties as set forth in these Bylaws or in a resolution of the Board of Directors adopted on or after the effective date of these Bylaws.

     Section 5.2    Election and Qualification.  The officers of the Corporation
                    --------------------------
shall be elected by its Board of Directors and shall consist of a President, may but need not consist of one or more Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as the Board of Directors may deem advisable. None of the officers of the Corporation need be directors.

     Section 5.3    Term of Office.  Officers shall be chosen in such manner and
                    --------------
shall hold their offices for such term as determined by the Board of Directors. Each officer shall hold office from the time of his or her election and qualification to the time at which his or her successor is elected and qualified, or until his or her earlier resignation, removal or death.

     Section 5.4    Resignation.  Any officer of the Corporation may resign at
                    -----------
any time by giving written notice of such resignation to the Chairman of the Board of Directors or to the President. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Chairman of the Board of Directors or the President. The acceptance of such resignation shall not be necessary to make it effective.

     Section 5.5    Removal.  Any officer may be removed at any time, with or
                    -------
without cause, by the Board of Directors.

     Section 5.6    Compensation.  The compensation of each officer shall be
                    ------------
determined by the Board of Directors.

     Section 5.7    The President.  The President shall be the chief executive
                    -------------
officer of the Corporation and, subject to the control of the Board of Directors, shall have general and active charge, control and supervision of all of the business and affairs of the Corporation. The President shall report to the Board of Directors and shall direct the implementation of the decisions, policies and procedures established by the Board of Directors. The President shall have general authority to execute bonds, deeds and contracts in the name and on behalf of the Corporation and in general to exercise all the powers generally appertaining to the chief executive officer of a corporation.

     Section 5.8    Vice President.  Each Vice President shall have such powers
                    --------------
and shall perform such duties as shall be assigned to him or her by the Board of Directors. During the absence of the President or during his inability to act, a Vice President designated by the Board of Directors shall exercise the powers and shall perform the duties of the President, subject to the direction of the Board of Directors.

     Section 5.9    Secretary.  The Secretary shall attend meetings of the Board
                    ---------
of Directors and shareholders and record votes and minutes of such proceedings, subject to the direction of the Chairman; assist in issuing calls for meetings of shareholders and directors; keep the seal of the Corporation and affix it to such instruments as may be required from time to time; keep the stock transfer books and other books and records of the Corporation; act as stock transfer agent for the Corporation; attest the Corporation's execution of instruments when requested and appropriate; make such reports to the Board of Directors as are properly requested; and perform such other duties incident to the office of Secretary and those that may be otherwise assigned to the Secretary from time to time by the President or the Chairman of the Board of Directors.

     Section 5.10   Treasurer.  The Treasurer shall have custody of all
                    ---------
corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall deposit or disburse all moneys and other property in the name and to the credit of the Corporation as may be designated by the President or the Board of Directors. The Treasurer shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. The Treasurer shall perform such other duties incident to the office of Treasurer as the President or the Board of Directors shall from time to time designate.

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     Section 5.11   Other Officers.  Each other officer of the Corporation shall
                    --------------
have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors.


                                  ARTICLE VI.

                             Certificates of Stock,
                             Transfers of Stock and
                            Registered Shareholders
                            -----------------------

     Section 6.1    Stock Certificates.  The interest of each holder of stock of
                    ------------------
the Corporation shall be evidenced by a certificate or certificates signed by or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by the holder thereof in the Corporation. Any of or all of the signatures on the certificate may be a facsimile. If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he/she were such officer, transfer agent or registrar at the date of issuance.

     Section 6.2    Classes/Series of Stock.  The Corporation may issue one or
                    -----------------------
more classes of stock or one or more series of stock within any class thereof, as stated and expressed in the Certificate of Incorporation or of any amendment thereto, any or all of which classes may be stock with par value or stock without par value. The powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, in accordance with the Oklahoma General Corporation Act, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

     Section 6.3    Transfers of Stock.  No shareholder may transfer any shares
                    ------------------
of Common Stock of the Corporation, including shares of Common Stock which may be issued after the adoption of these Bylaws, except as expressly provided in this Section. The term "transfer" includes, but is not limited to, the acts of selling, assigning, exchanging, transferring, pledging, encumbering, giving or otherwise disposing of shares of Common Stock, of record or beneficially, whether voluntarily or by operation of law.


(a) Any shareholder (herein called a "Selling Shareholder") who receives and desires to accept a bona fide written purchase offer (a "Purchase Offer") to sell any shares of Common Stock shall give notice (the "Transfer Notice") of the Purchase Offer to the Corporation. The Transfer Notice shall specify (i) the number of shares of Common Stock may do so only for cash, or a promissory note, the payments under which are unconditional and payable only in cash, or for some combination of cash and such a promissory note, and only upon compliance with all of the following:

          (1) the Selling Shareholder proposed to be sold (the "Offered Shares"), (ii the selling price per share, (ii the identity of the person who made the Purchase Offer, (iv the proposed terms of payment, (v) the proposed closing date of the sale, and (vi all other material terms of the Purchase Offer. The Transfer Notice shall also include a copy of the Purchase Offer.

          (2) The Corporation shall have the first option to purchase all or any number of the Offered Shares on the same terms and conditions as contained in the Purchase Offer by giving notice of acceptance (the "Acceptance Notice") to the Selling Shareholder within thirty (30) days from the date the Corporation received the Transfer Notice. The Acceptance Notice shall state the number of the Offered Shares which the Corporation elects to purchase. The Corporation's failure to deliver an Acceptance Notice to the Selling Shareholder within such thirty-day period shall constitute a rejection by the Corporation of its option to purchase any of the Offered Shares.

          (3) To the extent the Corporation elects to purchase Offered Shares as specified in its Acceptance Notice, the Selling Shareholder shall be required to sell those Offered Shares to the Corporation and the Corporation shall be required to purchase those Offered Shares from the Selling Shareholder, in accordance with the terms of the Purchase Offer. Closing of the purchase of the Offered Shares as specified in the Acceptance Notice shall occur on the date specified in the Purchase Offer or, if later, the date which is thirty (30) days after the Corporation received the Transfer Notice. If all Offered Shares are not elected for purchase in an Acceptance Notice by the Corporation, then the Selling Shareholder shall sell the balance of the Offered Shares to the person who made the Purchase Offer in accordance with the terms of the Purchase Offer prior to or concurrent with the Corporation's purchase of Offered Shares specified in its Acceptance Notice. The failure of the Selling Shareholder to sell the balance of the Offered Shares to the person who made the Purchase Offer shall relieve the Corporation of its obligation to purchase the Offered Shares as specified in its Acceptance Notice.

          (4) If the Corporation does not exercise its right to purchase any of the Offered Shares, then the Selling Shareholder may sell all of the Offered Shares pursuant to the terms of the Purchase Offer. If the Selling Shareholder does not sell all of the Offered Shares in accordance with all of the terms of the Purchase Offer, the Selling Shareholder shall be prohibited from selling any of the Offered Shares without again going through procedure for selling the Offered Shares set forth in this Section.

          (5) In the event a Transfer Notice of a Purchase Offer is given to the Corporation, the Corporation shall have the right, in addition to its option to purchase, to designate the other shareholders of the Corporation, on a pro rata basis or such other basis as the other shareholders may agree (or to one or more third parties to the extent the Corporation and the other shareholders do not elect to purchase all of the Offered Shares), to exercise all or any part of the Corporation's option to purchase, in which event the other shareholders and any such third parties shall be entitled to purchase Offered Shares of the Selling Shareholder on the same basis as the Corporation could have done. Notice of the designation of the other shareholders or third parties, if to be made, shall be included with the Acceptance Notice to the Selling Shareholder.

     (b) Upon the death of a shareholder, all shares of Common Stock owned by that deceased shareholder may be transferred subject to the terms hereof to any beneficiary or beneficiaries named in the deceased shareholder's will or other dispositive document or to the heirs of the deceased shareholder, but any sale of such shares of Common Stock by the executor or personal representative of a deceased shareholder may only be made upon compliance with the terms hereof.

     (c) A shareholder may grant a security interest in shares of Common Stock to secure indebtedness of the shareholder, if such security interest is not granted with the purpose of avoiding the restrictions on transfer contained in this Section. However, any sale of the Common Stock by a creditor pursuant to such security interest shall be subject to this Section.

     (d) Any permitted transferee of Common Stock shall be bound by all of the terms of this Section.

     (e) If any Common Stock is purportedly transferred without complying with the provisions of this Section, such transfer shall be of no effect, and the shareholder who attempted to transfer such Common Stock shall remain the owner of the Common Stock for all purposes. Such shareholder shall also be liable to the Corporation and all other shareholders for any damages (including legal and other expenses) arising from the improper attempted transfer.

     (f) Subject to the transfer restrictions provided above and to stop transfer orders directed in good faith by the Corporation to any transfer agent to prevent possible violations of federal or state securities laws, rules or regulations, the shares of stock of the Corporation shall be transferrable upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the directors may designate, by who they shall be canceled, and new certificates shall be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     Section 6.4    Holders of Record.  Prior to due presentment for
                    -----------------
registration of transfer, the Corporation may treat the holder of record of a share of its stock as the complete owner thereof exclusively entitled to vote, to receive notifications and otherwise entitled to all the rights and powers of a complete owner thereof, notwithstanding notice of the contrary.

     Section 6.5    Lost, Stolen, Destroyed, or Mutilated Certificates.  A new
                    --------------------------------------------------
certificate of stock may be issued to replace a certificate theretofore issued by the Corporation, alleged to have been lost, stolen, destroyed or mutilated, and the Board of Directors or the President may require the owner of the lost or destroyed certificate or his or her legal representatives, to give such sum as they may direct to indemnify the Corporation against any expense or loss it may incur on account of the alleged loss of any such certificate.

     Section 6.6    Dividends.  Subject to the provisions of the Certificate of
                    ---------
Incorporation and applicable law, the directors may, out of funds legally available therefor at any annual, regular, or special meeting, declare dividends upon the capital stock of the Corporation as and when they deem expedient. Dividends may be paid in cash, in property, or in shares of stock of the Corporation. Before declaring any dividends there may be set apart out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time in their discretion deem proper working capital to serve as a reserve fund to meet contingencies or as equalizing dividends or for such other purposes as the directors shall deem in the best interest of the Corporation.


                                  ARTICLE VII.

                          Indemnification of Officers,
                        Directors, Employees and Agents
                        -------------------------------

     Section 7.1    Indemnification Other Than in Action by or in Right of
                    ------------------------------------------------------
Corporation.  To the fullest extent and in the manner permitted by the laws of
-----------
the State of Oklahoma and specifically as is permitted under Section 1031 of Title 18 of the Oklahoma Statutes or its successor or any other law which may hereafter be enacted granting to a corporation the powers of indemnification, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the Corporation, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in and not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was lawful.

     Section 7.2    Indemnification in Action by or in Right of Corporation.
                    -------------------------------------------------------
The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the

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

request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 7.3    Further Indemnity.  To the extent that a director, officer,
                    -----------------
employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
7.1 or 7.2 above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

     Section 7.4    Limitations on Indemnity.  Any indemnification under the
                    ------------------------
provisions of Section 7.1 or 7.2 above, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 7.1 or 7.2, as applicable. Such determination shall be made:

          (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or

          (b) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (c)  by the shareholders.

     Section 7.5    Advance of Indemnification Expenses. Expenses incurred by an
                    -----------------------------------
officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized by the provisions of this section.

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

Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 7.6    Other Indemnification.  The indemnification herein provided
                    ---------------------
shall not limit the Corporation from providing any other indemnification permitted by law nor shall it be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 7.7    Insurance.  The Corporation may purchase and maintain
                    ---------
insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under these provisions.

     Section 7.8    Other Entities.  For the purposes of this section,
                    --------------
references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he/she would have with respect to such constituent corporation if its separate existence had continued.


                                 ARTICLE VIII.

                                 Miscellaneous
                                 -------------

     Section 8.1    Fiscal Year.  The fiscal year of the Corporation shall be
                    -----------
determined by resolution of the Board of Directors.

     Section 8.2    Corporate Seal.  The corporate seal shall be in such form as
                    --------------
the Board of Directors may from time to time prescribe and the same may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 8.3    Severability.  The invalidity or unenforceability of any
                    ------------
provision hereof shall not affect the validity or enforceability of the remaining provisions hereof.

     Section 8.4    Certificate of Incorporation and Articles of Incorporation.
                    ----------------------------------------------------------
Reference made herein to the Certificate of Incorporation of the Corporation shall refer in a like manner to any Articles of Incorporation previously updated by the Corporation.


                                  ARTICLE IX.

                              Amendment of Bylaws
                              -------------------

     These Bylaws may be made, altered, or repealed, or new bylaws may be adopted by the shareholders or the Board of Directors.


                             Approval of Directors
                             ---------------------

     The foregoing Bylaws were adopted by the Directors of Indian Oil Company on the 30th day of September, 1992.



_________________________________       ___________________________________
 Richard R. Dunning, Chairman             Michael C. Black, Secretary

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